UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2007 (April 23, 2007)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) Appointment of Principal Officers
     On April 23, 2007 Elizabeth Marie Reynolds, 41, was appointed Chief Accounting Officer of Capstone Turbine Corporation (the “Company”), effective April 30, 2007.
     Ms. Reynolds most recently served as Controller — North America (from January 2006) and Controller (from February 1998 to December 2005) of Spirent Communications, Inc., a global provider of performance analysis and service assurance that enables the development of next-generation networking technologies. Ms. Reynolds had been employed by Spirent Communications since December, 1995.
     Ms. Reynolds will receive an annual salary of $195,000 and a ten year stock option grant to purchase 110,000 shares of the Company’s common stock at a purchase price of the fair market value of the Company’s common stock at the close of market on April 23, 2007 with 25% vesting on the first anniversary date and monthly thereafter subject to the Company’s 2000 Equity Incentive Plan. Ms. Reynolds also received a restricted stock grant of 30,000 restricted stock units subject to annual vesting of 25% and to the Company’s 2000 Equity Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)
Date: April 25, 2007	By:	/s/ Walter J. McBride
Walter J. McBride
Chief Financial Officer